                                                                   EXHIBIT 10.16

                           ADDENDUM TO LEASE AGREEMENT

                                     BETWEEN

                   REED ROAD INDUSTRIAL PARK LLC #1, LANDLORD

                                       AND

                     OCEAN POWER TECHNOLOGIES, INC., TENANT

1. This Addendum to Lease Agreement is executed on the 27th day of January, 2006, and specifically and expressly is incorporated into the Lease Agreement, dated August 30, 2005. In the event of any inconsistency or discrepancy, the terms, covenants, conditions and provisions of the within Addendum to Lease Agreement shall supersede and prevail over those set forth in the said Lease Agreement.

2. Landlord and Tenant acknowledge that Tenant is desirous of expanding its existing demised premises ("Existing Premises") to include adjacent premises consisting of 1,100 square feet of office space and 2,000 square feet of warehouse space ("Expansion Space"). Tenant shall accept the Expansion space in an "AS IS" condition and Landlord shall not be required to make any changes, install any improvements or prepare the Leased Premises in any way for occupancy in accordance with the terms of the Lease Agreement except that Landlord shall, at its sole cost and expense, clean the windows, bathrooms, carpeting, light fixtures, etc., replace carpeting in front offices (ground level), repaint said offices and complete a punch list of repair items as prepared by Tenant and approved by Landlord.

3. The Term for the Expansion Space shall commence on February 1, 2006 ("Expansion Commencement Date") and shall terminate on April 30, 2013.

4. Commencing with the Expansion Commencement Date, the Annual Rental and Additional Rental for the Expansion Space shall be as follows:

                                  ANNUAL RENTAL

  SPACE     PER SQUARE FOOT   ANNUAL RENTAL   MONTHLY RENTAL
  -----     ---------------   -------------   --------------
Office           $15.00         $16,500.00       $1,375.00
Warehouse        $ 6.75         $13,500.00       $1,125.00
                                ----------       ---------
   TOTAL                        $30,000.00       $2,500.00
                                ==========       =========

                                ADDITIONAL RENTAL

        3,100 square feet presently @ $3.48 per square foot = $10,788.00
                               ($899.00 per month)

          (THIS AMOUNT IS SUBJECT TO ANNUAL INCREASES BASED UPON ACTUAL TRIPLE NET COSTS, DEFINED IN THE LEASE AGREEMENT AS ADDITIONAL RENTAL)

    TOTAL MONTHLY PAYMENT OF ANNUAL RENTAL AND ADDITIONAL RENTAL = $3,399.00

5. Upon execution of the within Second Addendum, Tenant shall pay over to Landlord the sum of $6,798.00, which sum shall constitute additional Security Deposit. In addition, Tenant shall pay to Landlord the sum of $3,399.00, constituting the first month's Annual Rental and Additional Rental for the Expansion Space.

6. All remaining terms, covenants, conditions and provisions of the said Lease and Addenda/Schedules shall remain in full force and effect.

WITNESS/ATTEST:                         REED ROAD INDUSTRIAL PARK LLC #1
                                        LANDLORD


/s/ (illegible)                         BY: /s/ John Lovero Jr.
-------------------------------------       ------------------------------------
                                            JOHN LOVERO, JR., MANAGING MEMBER


                                        OCEAN POWER TECHNOLOGIES, INC,
                                        TENANT


/s/ Mary P. Mikula                      BY: /s/ Charles F. Dunleavy
-------------------------------------       ------------------------------------
SECRETARY                                   CHARLES F. DUNLEAVY,
                                            VICE PRESIDENT - FINANCE

                                 LEASE AGREEMENT

     THIS LEASE AGREEMENT is made this 30 day of August, 2005, but effective as of May 1, 2005, between REED ROAD INDUSTRIAL PARK LLC #1, with an office at 1580 Reed Road, Pennington, New Jersey 08534 (hereinafter called "Landlord") and OCEAN POWER TECHNOLOGIES, INC., with an office at 1590 Reed Road, Pennington, New Jersey 08534 (hereinafter called "Tenant");

     1. The Landlord hereby demises and leases to the Tenant and the Tenant hereby hires and takes from the Landlord for the term and upon the rentals hereinafter specified the Demised Premises, as follows:

          SUITE 101 A:   4,028 square feet of warehouse space
                         3,032 square feet of office space

          SUITE 102 A:   1,500 square feet of warehouse space (old NJA space)
                           500 square feet of office space

          SUITE 103 A:     600 square feet of warehouse space (old Westbrook space)
                         1,400 square feet of office space
                         1,400 square feet of mezzanine space

          SUITE 102B:    1,250 square feet of warehouse space (old Neumed space)
                         2,450 square feet of office space
                           525 square feet of mezzanine space

          SUITE 103B:    3,010 square feet of warehouse space (old Aux space)
                         1,365 square feet of office space
                           300 square feet of mezzanine space

in the Reed Road Industrial Park located at 1590 Reed Road ("Building"), in the Township of Hopewell, County of Mercer, and State of New Jersey ("Schedule A"), to be used as office, research, light assembly, warehousing and light storage (mezzanine) ("Permitted Uses") for a Term of eight (8) years commencing effective May 1, 2005 ("Lease Commencement Date") and ending on April 30, 2013 ("Lease Termination Date").

     2. A. Tenant shall pay to Landlord an Annual Rental plus Additional Rental as set forth on Schedule B, annexed hereto and made a part hereof, which Tenant covenants to pay to the Landlord or its duly authorized agent. At the end of each lease year, there shall be an accounting and any necessary adjustment made as well as an estimation of all Additional Rental anticipated for the ensuing lease year and Tenant's monthly payment of Additional Rental shall be adjusted accordingly. Landlord shall always furnish Tenant with the prior lease year's total cost of Additional Rental which shall include reasonable and customary operating expenses, including, but not limited to, taxes, insurance, snow removal, lawn care, management fees, replacements, repairs and maintenance. Any and all replacements shall be the financial responsibility of Tenant and the cost of all replacements which constitute capital improvements, shall be determined under generally accepted accounting principles consistently applied and amortized over the useful life of said capital improvements.

     All payments of Annual Rental and Additional Rental shall be delivered to Landlord at 1580 Reed Road, Pennington, New Jersey 08534 or to such authorized agent as the Landlord may from time to time designate, in equal monthly installments, on the first day of each month, during the said Term in advance.

          B. Notwithstanding the foregoing, the following shall be excluded from Additional Rental:

               (i) Income, franchise, transfer, inheritance, excess profit and capital stock taxes;

               (ii) Any real estate taxes attributable to additions to the
                    Building if such construction does not benefit all tenants in the Building in which the Demised Premises is located (unless such addition yields new rentable space);

               (iii) Interest, points, fees and amortization;

               (iv) Depreciation;

               (v) Principal payments of mortgage and other non-operating debts of Landlord;

               (vi) Costs of correcting defects in the original construction of the Building;

               (vii) Attorney's fees and other costs incurred in leasing space and/or enforcing leases of other tenants;

               (viii) Salaries and benefits and other compensation for any executive more senior than the manager of the Building;

               (ix) Financing or refinancing costs;

               (x)  Costs in connection with a transfer or sale of the Building;

               (xi) Preparation of space for other tenants' occupancy, including legal fees and brokerage commissions;

               (xii) Lease concessions, including rental abatements and
                    construction allowances;

               (xiii) Expenses arising out of Landlord's negligence, willful misconduct or breach of any law;

               (xiv) Costs of repairs or restoration incurred by Landlord and covered by the amount of Landlord's insurance, as required under the Lease, and excluding any deductible, condemnation or third parties;

               (xv) Any increase in insurance premiums to the extent that such increase is caused or attributable to the use, occupancy or act of another tenant and any premiums for any insurance carried by Landlord which is not customarily carried by other reasonably prudent landlords in comparable office/warehouse buildings in the area in which the Building is located;

               (xvi) Ground rent or costs in consummating a ground lease;

               (xvii) Organizational expenses associated with the creation and operation of the entity which constitutes Landlord and all general corporate overhead and general administrative expenses not related to the operation of the Building;

               (xviii)All additions to reserves including bad debts and rent loss reserves;

               (xix) The cost of any political or charitable contribution or donation;

               (xx) The cost of purchasing, installing and replacing art work in the Building;

               (xxi) All items for which Tenant or any other party compensates
                    Landlord such that no duplication of payment shall occur;

               (xxii) Any cost or expense related to removal, cleaning,
                    abatement or remediation of hazardous substances or asbestos in or about the property on which the Building is erected, to the extent same were placed or caused to be placed there solely by Landlord or other tenants;

               (xxiii)The creation of new parking spaces for the Building.
                    Notwithstanding the foregoing, Landlord makes no representation as to new, additional or relocation of existing parking spaces for Tenant's use.

     3. Landlord and Tenant hereby acknowledge and agree that Tenant previously paid over to Landlord the total sum of $12,880.86 constituting the requisite Security Deposit. Said Security Deposit shall continue to be held by Landlord as security for the faithful performance by Tenant of all conditions to be performed by Tenant under this Lease. Tenant shall, upon execution of the within Lease, pay over to Landlord an additional sum of $27,694.02, which sum constitutes additional Security Deposit, so that the total Security Deposit held by Landlord shall be equal to two (2) months Annual Rental and estimated Additional Rental ($40,574.88) as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this Lease. Tenant shall deliver to Landlord a Certificate of Deposit, in the aforesaid amount of $27,694.02, which Certificate of Deposit shall be in the name of Landlord with interest accruing thereon to the benefit of Tenant. In the event that Tenant defaults in respect of any of the terms, provisions and conditions of this Lease, including without limitation, the payment of Annual Rental and Additional Rental, Landlord may use, apply or retain the whole or any part of the Security Deposit to the extent required for the payment of any Annual Rental, Additional Rental or any other sum as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this Lease, including, without limitation, all reasonable attorneys', brokers' and other professional fees and expenses and any damages or deficiency in reletting the Demised Premises accrued before or after any summary proceedings or other re-entry by Landlord. Such sum shall be returned to the Tenant within thirty (30) days after the expiration of the Term of this Lease provided the Tenant has performed all of the terms, provisions and conditions required hereunder.

     4. The Landlord covenants that the Tenant, upon paying the said Rental and performing the covenants and conditions in this Lease contained, shall and may peaceably and quietly have, hold, and enjoy the Demised Premises for the Term aforesaid, subject, however, to the terms and conditions set forth in the within Lease.

     5. Tenant shall not permit any Notice of Unpaid Balance or Construction Lien to be filed against the Demised Premises by reason of work, labor, services or materials performed or furnished to Tenant by anyone. If any such Notice or Lien shall at any time be filed, Landlord may remove said Notice or Lien by paying the full amount thereof without investigating the validity thereof, and Tenant, upon demand, as Additional Rental, shall pay to Landlord the amount so paid by Landlord in connection with the discharge of such Notice or Lien, together with expenses incurred in connection therewith, including reasonable attorneys' fees and costs.

     6. Tenant covenants to pay the said Rental punctually without any previous demand therefor and without any deduction or abatement. At any time during the Term of this Lease, should the Tenant be in default of any monetary obligation hereunder, then, and in such event, Landlord may demand from Tenant current financial statements, by giving Tenant ten (10) days prior written notice of such demand. Such financial statements shall be prepared in accordance with generally accepted accounting principles.

     7. This Lease is subject and subordinate to all present or future mortgages, deeds of trust, ground leases, and other encumbrances affecting the Demised Premises or the property of which said Demised Premises is a part. The Tenant agrees to execute, at no expense to the Landlord, any customary subordination and attornment agreement which may be deemed necessary or desirable by the Landlord to further effectuate the subordination of this Lease to any such mortgage, ground lease, deed of trust or encumbrance. In addition, Tenant shall execute any requested estoppel certificates. The Tenant shall execute and deliver any such instrument or instruments within ten (10) days after Landlord's request therefor.

     8. A. The Tenant shall not be permitted to assign the within Lease nor sublet the Demised Premises, in whole or in part, nor permit or cause any lien, including, without limitation, any mortgage or lien or security interest arising by operation of the Uniform Commercial Code, or encumbrance, including, without limitation, any collateral assignment or any assignment whatsoever with respect to any institutional or other financing, without the prior written consent of Landlord, which consent may be withheld in Landlord's sole and absolute discretion. Any lawful levy or sale or execution or other legal process, or any compulsory procedure, shall be deemed an impermissible assignment within the meaning of this Lease.

          B. Notwithstanding the foregoing, Landlord shall not unreasonably withhold, delay or condition its consent to an assignment of this Lease or subletting of the Demised Premises, subject to compliance with all of the conditions enumerated below:

               (i) Intentionally Omitted

               (ii) The operation being conducted in the Demised Premises shall remain unaffected and any such assignee or other transferee shall use the Demised Premises only for the Permitted Use; and

               (iii) The assignment or subletting must be all of Tenant's leasehold interests and of the entire Demised Premises, and shall in the case of assignment also transfer to the assignee all of the Tenant's rights in, and interest under, this Lease including the security, if any, deposited hereunder; and

               (iv) At the time of such assignment or subletting this Lease must be in full force and effect without any breach or default thereunder on the part of the Tenant; and

               (v) The assignee or sublessee shall assume, by written recordable instrument, in form and content satisfactory to Landlord, the due performance of all of Tenant's obligations under this Lease, including any accrued obligations at the time of the assignment or subletting; and

               (vi) Any such assignee or sublessee shall have had substantial and adequate business experience and such assignee or sublessee shall be financially qualified to carry on such business in the Demised Premises; and

               (vii) The proposed assignee/subtenant shall provide financial statements setting forth its net worth, which shall demonstrate its ability to perform all of the terms and provisions of the Lease; and

               (viii) A copy of the assignment or sublease and the original assumption agreement (both in form and content satisfactory to the Landlord) fully executed and acknowledged by the assignee or sublessee shall be delivered to the Landlord at least ten (10) days prior to the effective date of such assignment or subletting; and

               (ix) Such assignment or subletting shall be upon and subject to all the provisions, terms, covenants and conditions of this Lease and the Tenant (and any assignee/subtenant) shall continue to be and remain liable thereunder; and

               (x) Tenant shall reimburse Landlord for Landlord's attorneys' fees for examination of and/or preparation of any documents in connection with such assignment or subletting; and

               (xi) Such assignment/subletting shall be at a rental which is equal to or greater than the rental which Landlord is then asking for other space within the Building. Landlord shall have the right to recapture from any consideration paid to Tenant any surplus from any assignment or subletting in excess of the rental Tenant is obligated to pay Landlord under this Lease; and

               (xii) Landlord shall revisit the issue of an increase in Security Deposit and the necessity of a Guaranty(ies), which shall be determined in Landlord's reasonable commercial discretion; and

               (xiii) Any such assignment or sublease agreement shall contain an express and specific prohibition against any additional assignment or subletting by such assignee or subtenant; and

               (xiv) No assignment or subletting shall be permitted which will be violative of any exclusive or restrictive rights granted to any present or future tenant, assignor or subtenant; and

               (xv) If any such assignment or subletting runs to the end of the initial Term, or to the end of any Renewal Term, then Landlord shall have the option to recapture said space and such shall be considered to be an offer by Tenant to Landlord to assign this Lease, as respects the proposed assigned/sublet area to Landlord; and

               (xvi) Such assignee/subtenant shall not be an affiliate of an existing tenant of Landlord nor one with whom Landlord, or any of its affiliates, is (or has, within the preceding nine months) negotiating with for space; and

               (xvii) Tenant's failure to strictly comply with all the provisions and conditions of this Section, and all the subsections hereof, shall, at Landlord's option, render any purported assignment or subletting null and void and of no force and effect.

     9. Tenant, during the Term hereof, shall keep, and at the expiration hereof deliver up, the Demised Premises in as good order and condition as the same now are or may hereafter be put, reasonable wear and tear and damage by unavoidable casualty being alone excepted. If the Tenant fails to remove any property or trade fixtures from the Demised Premises at the expiration or earlier termination of this Lease, said property shall be deemed abandoned and Landlord may cause the same to be removed or sold, either privately or publicly, without notice to Tenant, and Landlord may retain all proceeds from any such sale without any accounting or liability to Tenant. Tenant will not make any alterations, additions or improvements to the Demised Premises without Landlord's prior written consent, which consent shall not be unreasonably withheld, delayed nor conditioned, and all alterations, additions and improvements made by either of the parties hereto upon the Demised Premises, shall be the property of the Landlord, excluding Tenant's trade fixtures, furniture, equipment and other personal property, and shall remain upon and be surrendered with the Demised Premises at the expiration or earlier termination of this Lease, excepting if Landlord notifies Tenant that Landlord desires any and all alterations, additions or improvements be removed by Tenant, which removal, and any and all damages caused by such removal, shall be at Tenant's sole cost and expense. Notwithstanding the foregoing, Tenant shall not make any non-structural alterations, renovations, improvements or other installations in, on or to the Demised Premises, or any part thereof, (including, without limitation, any alterations of the signs, structural alterations, or any cutting or drilling into any part of the Demised Premises or any securing of any fixture, apparatus or equipment of any kind to any part of the Demised Premises) unless and until Tenant shall have caused plans and specifications therefor to have been prepared, at Tenant's expense, by an architect or other duly qualified person and shall have obtained Landlord's reasonable written approval thereof, which approval shall not be unreasonably withheld nor delayed. If such approval is granted, Tenant shall cause the work described in such plans and specifications to be performed, at its expense, promptly, efficiently and competently by duly qualified or licensed persons or entities without interference with or disruption of the operations of tenants or other occupants of the Building. All such work shall comply with all applicable laws, codes, rules, regulations and ordinances. In addition, Tenant may not disturb or tamper with Landlord's HVAC, mechanical, electrical and plumbing equipment that have been installed within the Demised Premises or Building.

     10. A. The Landlord shall obtain and maintain, during the Term of this Lease, fire insurance with full extended coverage in an amount equivalent to the full replacement value of the insurable improvements to the Demised Premises, including insurance coverage against damage to the building and/or its contents. Said insurance, in any event, shall not be less than the amount of any bona fide mortgage which may be placed on the Demised Premises by Landlord and shall be in such form as any such bona fide mortgagee shall require with an authorized and recognized fire insurance company authorized to do business in the State of New Jersey.

          B. Tenant covenants and agrees that it shall carry liability insurance, which said insurance shall be in the minimum amount of One Million Dollars ($1,000,000.00) per accident for one (1) person, Two Million Dollars ($2,000,000.00) per accident for two (2) or more persons, and a minimum amount of One Hundred Thousand Dollars ($100,000.00) for property damage, and Tenant further covenants and agrees that it shall add Landlord as an additional insured, shall furnish Landlord with a Certificate of said liability insurance prior to taking possession of Demised Premises and shall, annually, furnish Landlord with a copy of said Certificate, together with proof of payment. No such policy shall be cancellable without at least thirty (30) days prior written notice to Landlord.

          C. Tenant shall not do nor permit anything in the Demised Premises or bring or keep anything therein that shall, in any way, increase the rate of fire insurance in the building in which the Demised Premises is located, or on the property kept therein, or obstruct or interfere with the rights of other tenants, or in any way injure or annoy them or those having business with them, or conflict with the regulations of the fire department or the fire laws or with any insurance policies upon the building in which the Demised Premises is located, or any part thereof. Tenant shall comply with any and all laws, rules and ordinances established by the Board of Health or other governmental agencies or authorities. In the event there is any increase in the fire insurance premiums as the result of the acts or omissions of the Tenant, its agents, servants, or employees, Tenant hereby covenants to pay on demand, as Additional Rental an amount equal to the aforesaid increase in insurance premiums.

          D. All policies of liability insurance to be provided by Tenant or Landlord pursuant to this Paragraph covering and insuring the Demised Premises, shall expressly waive any right of subrogation on the part of the insuror against Landlord or Tenant, as applicable, which right, to the extent not prohibited or violative of any such policy, is hereby expressly waived by Tenant against Landlord and waived by Landlord against Tenant. This paragraph and the waiver of claims/subrogation has priority over any other clause of the Lease which may be in conflict.

     11. Tenant shall have the right to erect a sign on exterior of the Building subject to Landlord's consent, and approval of Hopewell Township zoning or ordinances; and such sign shall be removed at the end of Tenant's leasehold with any damaged repaired by Tenant. Landlord shall have Tenant's corporate name printed on existing sign on the Demised Premises.

     12. If, during the Term of this Lease, the building of which the Demised Premises is a part shall be damaged by fire or other casualty and if such damage cannot be repaired with one hundred twenty (120) working days of the usual working hours, the Landlord shall have the right to cancel and terminate this Lease as of the date of the damage by giving the Tenant written notice thereof within thirty (30) days after the date of such damage. If such notice is not given or if the damage can be repaired within one hundred twenty (120) days, Landlord shall restore such building with reasonable diligence, and if the Demised Premises is rendered untenantable by such damage, the Rental shall be proportionately abated until it is restored. In the event Landlord determines that the damage cannot be repaired within the one hundred twenty (120) working days set forth above, Landlord shall provide Tenant with written notice thereof. Within thirty (30) days after Tenant's receipt of said notice from Landlord, Tenant shall have the right to terminate the within Lease by providing written notice to Landlord. Furthermore, in the event the damage is not substantially repaired within the one hundred twenty (120) working days, then Tenant shall be permitted to provide Landlord with thirty (30) days notice of Tenant's intention to terminate the Lease. The Lease shall terminate and Tenant shall vacate the Demised Premises at the expiration of the thirty (30) day notice period unless prior to such date Landlord has substantially repaired any and all damage.

     13. In the event that the Tenant shall remain in the Demised Premises after the expiration of the Term of this Lease without having executed a new written lease with the Landlord, such holding over shall not constitute a renewal or extension of the Lease. The Landlord may, at its option, elect to treat the Tenant as one who has not removed at the end of its Term and thereupon be entitled to all remedies against the Tenant provided by law in that situation, or the Landlord may elect, at its option, to construe such holding over as a tenancy from month-to-month and subject to all the terms and conditions of this Lease, except as to duration thereof. In the event Tenant remains in the Demised Premises with Landlord's consent, during the first three (3) months of said holdover period, Tenant shall pay monthly Rental, in advance, at the rate of 125% of the then existing monthly Rental effective during the last month of the Term. In the event Tenant remains in the Demised Premises without Landlord's consent, or if Tenant remains beyond the three (3) month period set forth above with Landlord's consent, then Tenant shall pay monthly Rental in advance at the rate of 150% the then existing monthly Rental effective during the last month of the Term. Additional Rental shall continue to be paid as required in this Lease.

     14. It is further agreed that if any installment of Rental or Additional Rental is not paid within ten (10) days following notice by Landlord to Tenant after such payment is due, or if Tenant shall breach any of the other terms, covenants, provisions and conditions of this Lease, or the rules and regulations hereinafter mentioned, the Tenant shall be in default hereof and Landlord shall have available all remedies provided by law. Tenant hereby waives any requirement as to notice hereunder and further waives any and all rights or claims for redemption of any Rentals or payments or for repossession of the Demised Premises or any portion thereof. Notwithstanding the foregoing, Landlord shall provide Tenant with written notice of any non-monetary default and Tenant shall have thirty (30) days within which to cure said default and such additional time as may be reasonably necessary providing Tenant is promptly, continuously and diligently pursuing a cure.

     15. Landlord, its agents or employees, may enter to clean, examine and exhibit the Demised Premises and may make repairs and improvements therein and in and to any portion of the building in which the Demised Premises is located, and for such purpose shall have the right to install pipes and wires and otherwise utilize the Demised Premises, including the right to break floors, walls and ceilings, and to move cases, fixtures and floor coverings when desirable for such purposes, but same is to be done so as to inconvenience not more than is reasonably necessary.

     16. Tenant covenants and agrees that the following rules, regulations and stipulations and such other and further rules and regulations as the Landlord may make, being in the Landlord's judgment needful for the safety, care and cleanliness of the building and the Demised Premises, shall be considered a part of this Lease and shall be faithfully kept, observed and performed by the Tenant and by its employees, agents, contractors and visitors of the Tenant unless waived in writing by the Landlord:

          A. Tenant shall not obstruct sidewalks, entries, passages and staircases or use same for any other purposes than ingress and egress. Tenant shall not cover nor obstruct the windows, glass doors and any lights that reflect or admit light into the halls or other places of the building of which the Demised Premises is a part.

          B. Tenant shall not have the right to block any driveway to the access areas of the building of which the Demised Premises is a part. Adequate parking shall be made available in office parking area.

          C. Except for the purpose of performing any duties under this Lease, the Tenant shall not mark, paint, drill into or in any way deface the walls, ceilings, or partitions, floors, wood, stone or iron work. Notwithstanding the foregoing, Tenant may hang decorative pictures provided Tenant properly repairs any holes or other damage made by said hangings at the end of the Term.

          D. Tenant shall not make any use of the Demised Premises nor install any equipment therein which would create a hazardous condition or cause an overloading of the presently installed electrical services.

          E. Gas, electric and water shall be paid for by Tenant.

          F. Tenant's equipment shall be delivered to the building only at reasonable times. Tenant shall not overload, damage, suffer or permit the Demised Premises to be overloaded or damaged.

          G. Keys pertaining to Demised Premises or the building in which the Demised Premises is located, held by the Tenant shall be delivered to the Landlord at the termination of the tenancy.

          H. Nothing shall be thrown by Tenant, its employees, agents, contractors or visitors, out of the windows or doors or down passages of the building in which the Demised Premises is located.

     17. A. Tenant shall, at Tenant's own expense, comply with the Industrial Site Recovery Act, N.J.S.A. 13:lK-6, et seq. and the regulations promulgated thereunder ("ISRA"). Tenant shall not, however, have any obligation or liability whatsoever in respect of any spill or discharge of hazardous substances or wastes or any other non-compliance with ISRA, which is caused by any person other than Tenant. Tenant shall, at Tenant's own cost and expense, make all submissions to, provide all information to, and comply with all requirements of, the Industrial

Site Evaluation Element ("The Element") of the New Jersey Department of Environmental Protection ("NJDEP"). Should the Element or any other division of NJDEP determine that a clean up plan be prepared and that a clean up be undertaken because of any spills or discharges of hazardous substances or wastes at the Demised Premises occurring or arising from Tenant's use and occupancy, then Tenant shall, at Tenant's own expense, prepare and submit the required plans and financial assurances, and carry out the approved plans. Tenant's obligations under this paragraph shall arise if there is any closing, terminating or transferring of Tenant's operation at the Demised Premises pursuant to ISRA or other triggering event by Tenant. At no expense to Landlord, Tenant shall promptly provide all information reasonably requested by Landlord for preparation of non-applicability affidavits, de minimis quantity exemption application, or other required submissions, and shall promptly sign such affidavits when reasonably requested by Landlord. Tenant shall indemnify, defend and save harmless Landlord from all fines, suits, procedures, claims and actions of any kind arising out of or in any way connected with any spills or discharges or hazardous substances or wastes at the Demised Premises occurring or arising from Tenant's use and occupancy, and from all fines, suits, procedures, claims and actions of any kind arising out of Tenant's failure to comply with this Paragraph. Tenant's obligations and liabilities under this Paragraph shall continue so long as Landlord remains responsible for any spills or discharges of hazardous substances or wastes by Tenant at the Demised Premises occurring or arising from Tenant's use and occupancy. Tenant's failure to abide by the terms of this Paragraph shall be restrainable by injunction.

          B. Landlord shall, at Landlord's own expense, comply with ISRA in all instances beyond Tenant's responsibility as set forth above. To the extent the Element or any other Division of NJDEP requires information from Landlord, Landlord shall promptly provide all information requested. Should the Element or any other Division of NJDEP determine that a clean up plan be prepared and that a clean up be undertaken because of any spills or discharges of hazardous substances or waste at the Demised Premises, by any party other than Tenant, then and in such case, Tenant shall not be responsible and the party who is responsible, Landlord, other tenant or other party, shall, at its own expense prepare and submit required plans and financial assurances and carry out the approved plans. Landlord shall indemnify, defend and save harmless Tenant from all fines, suits, procedures, claims and actions of any kind arising out of or any way connected with any spillages, discharges of hazardous substances or waste or other action by Landlord at the Demised Premises and not occurring or arising from Tenant's use and occupancy, and from all fines, suits, procedures, claims and actions of any kind arising out of Landlord's failure to comply with this Paragraph. Landlord's obligations under this Paragraph shall survive the expiration or termination of this Lease. Landlord's failure to abide by the terms of this Paragraph shall be restrainable by injunction.

          C. In the event the provisions of Subsection A above have not been complied with, then and in such event, Tenant shall be responsible to continue to pay monthly Annual Rental and all Additional Rental until said NJDEP approval is delivered to Landlord, notwithstanding Tenant may not be in possession. The monthly Annual Rental Tenant shall be required to pay hereunder shall be 125% the Annual Rental for the last month of the Term.

          D. In the event that Landlord shall require from Tenant information and evidence of Tenant's Standard Industrial Classification number, the nature of Tenant's business being operated upon the Demised Premises, the use Tenant made of the Demised Premises or like information to be submitted to NJDEP or any successor governmental department or agency in connection with a proposed sale, leasing, exchange, financing, refinancing or other disposition of the Demised Premises, or of any part thereof, or of the building in which or land upon which the Demised Premises is located, or any part thereof, then Tenant shall upon written request of Landlord furnish such information and evidence in Affidavit or other form required by NJDEP without unreasonable delay.

          E. Tenant shall commence its ISRA submission in anticipation of the end of its Lease Term at least six (6) months prior to the expiration of the Term.

     18. All notices or other communications required or permitted hereby shall be effective only if the same are in writing and are signed by the party giving the notice or by an agent or other person authorized in writing to so act on behalf of such party. Notices to Tenant may be given either by delivery to Tenant at the Demised Premises or by registered or certified mail, return receipt requested; or by delivery by a nationally recognized courier; and notices to Landlord may be given either by delivery to Landlord at the address stated above or by registered or certified mail, return receipt requested, or by delivery by a nationally recognized courier, with copies to Stuart B. Dember, Esquire, Saul Ewing LLP, 750 College Road East, Suite 100, Princeton, New Jersey 08540. All notices shall be deemed given unless specified herein, on the date when the same are delivered, if delivered, or five (5) business days after the date when the same are deposited in the mail if given by certified mail, or on the business day following the day same are deposited with such national overnight courier.

     19. A. Tenant agrees to defend, indemnify, save, hold and keep Landlord and Landlord's agents harmless from all losses, costs, liabilities, claims, damages and expenses, including reasonable attorneys' and other professional fees, penalties and fines, incurred in connection with or arising from (i) any default by Tenant in the observance or performance of any of the terms, covenants or conditions of this Lease on Tenant's part to be observed or performed, or (ii) the use, occupancy, control or management, or manner of use, occupancy, control or management of the Demised Premises or the building in which the Demised Premises is located by Tenant or any person claiming through or under Tenant, or contractors, agents, servants, employees, visitors, invitees, licensees and the like, of Tenant or any such person, in or about the Demised Premises or the building in which the Demised Premises is located, either prior to, during, or after the expiration of, the Term including any acts, omissions or negligence in the making or performing of any improvements.

     Subject to the limitations set forth in Section E below, Landlord agrees to defend, indemnify, save, hold and keep Tenant and Tenant's agents harmless from all losses, costs, liabilities, claims, damages and expenses, including reasonable attorneys' and other professional fees, penalties and fines, incurred in connection with or arising from Landlord's control or management of the Common Areas. ("Common Areas" means those areas which may be furnished by Landlord in or near the Reed Road Industrial Park for the non-exclusive general common use of tenants and other occupants of the Reed Road Industrial Park).

          B. Tenant shall pay to Landlord, as Additional Rental, within forty-five (45) days next following receipt by Tenant of bills or statements therefor, sums equal to all losses, costs, liabilities, claims, damages and expenses referred to in this Paragraph and Tenant's obligations under this Paragraph shall survive the termination of the Term.

          C. Tenant has examined the Demised Premises and accepts it in its present "AS IS" condition, excepting for Landlord's Work as set forth on Schedule C.

          D. It is expressly understood and agreed by and between the parties to this Lease that Tenant shall assume all risk of damage and casualty to its property, equipment and fixtures occurring in or about the Demised Premises, whatever the cause of such damage or casualty. It is further understood and agreed that, in any event, Landlord, in its capacity as Landlord, and, if applicable, as builder, architect, designer or general contractor of the Demised Premises and the building in which the Demised Premises is located, and Landlord's agents, servants, employees, contractors, invitees and the like shall not be liable to Tenant, Tenant's agents, servants, employees, contractors, invitees and the like, for any damage or injury to person or property or for any inconvenience or annoyance to Tenant or any other occupant of the Demised Premises or injury to or interruption of Tenant's or such other occupant's business, arising out of or attributable to (i) the design and construction of the Demised Premises and the building of which the Demised Premises is a part; (ii) any maintenance, repairs, replacements, additions, alterations, substitutions and installations made to the Demised Premises and the building of which the Demised Premises is a part;
(iii) the failure of Landlord or others to perform any such maintenance or to make any such repairs, replacements, additions, alterations, substitutions and installations to the Demised Premises and the building of which the Demised Premises is a part or to provide any utilities or services; (iv) the acts or omissions of any tenant or other occupants of any space adjacent to or adjoining the Demised Premises; and (v) steam, electricity, gas, water, rain, ice or snow, or any leak or flow from or into the Demised Premises and the building of which the Demised Premises is a part. Specifically excluded herefrom is Landlord's negligence or willful misconduct.

          E. Landlord shall not be responsible or liable to Tenant, or to those claiming by, through or under Tenant, for any loss or damage which may be occasioned by or through the acts or omissions of persons occupying space adjoining the Demised Premises or any other part of the building, or otherwise, or for any loss or damage incurred by Tenant, or those claiming by, through or under Tenant, or its or their property, from the breaking, bursting, stoppage, overflowing or leaking of electrical cable or wires, water, gas, sewer or steam pipes. To the maximum extent permitted by law, Tenant agrees to use and occupy the Demised Premises, and to use such other portions of the common areas as Tenant is herein given the right to use, at Tenant's own risk as specified in this Section. In no event shall Landlord have any responsibility to Tenant, under any of the Lease provisions contained herein or elsewhere in this Lease, for any special, consequential, indirect or punitive damages.

          F. Notwithstanding anything to the contrary provided in this Lease, each and every term, covenant, condition and provision of this Lease is hereby made specifically subject to the provisions of this Paragraph. It is expressly understood and agreed that there shall be no personal liability whatsoever on the part of the Landlord or any successor in interest of Landlord (or on the part of the officers, directors and shareholders of any corporation or the managers, members of any firm, limited liability company, partnership or joint venture which may be the Landlord or any successor in interest of the Landlord at any time or from time to time) with respect to any of the terms, covenants, conditions and provisions of this Lease, and Tenant shall look solely to the equity of Landlord or such successor in interest in the fee estate of Landlord in the Demised Premises for the satisfaction of each and every remedy of Tenant in the event of any breach by Landlord or by any such successor in interest of any of the terms, covenants, conditions and provisions of this Lease to be performed by Landlord, such exculpation of corporate and/or personal liability to be absolute and without any exception whatsoever.

     20. In the event that the Demised Premises, or any part thereof, are taken or condemned for a public or quasi-public use, this Lease shall, as to the part so taken, terminate as of the date title shall vest in the condemnor and rent reserved shall abate proportionately as to the part so taken or shall cease if the entire Demised Premises be so taken, and the Tenant shall have no claim or interest in or to any aware of damages for such taking.

     21. In the event that the Demised Premises is not ready for occupancy on the Lease Commencement Date because of any alterations to be made by the Landlord to the Demised Premises, or because of the failure of the occupant of the Demised Premises to vacate and surrender same, this Lease shall not be affected thereby nor shall Tenant have any claim against the Landlord by reason thereof, but no Rental shall be due hereunder until the Landlord shall send ten
(10) days notice by mail to the Tenant, addressed to the Tenant's last known address, that the Demised Premises is ready for occupancy. Notwithstanding the foregoing, both Landlord and Tenant shall have the right to terminate the within Lease as to Suites 102B and 103B in the event those Suites are not delivered pursuant to the terms of this Lease to Tenant by December 14, 2004. However, Tenant shall not have the right to terminate on said date if failure to deliver the Suites is caused by any delay, in whole or in part, by Tenant.

     22. A. Landlord, at its expense, will make, or cause to be made structural repairs to exterior walls, structural columns and structural floors which collectively enclose the Demised Premises (excluding, however, all doors, door frames, windows and glass), sewage, water pipes, power lines and facilities relating to the immediate foregoing items and the roof over the Demised Premises; provided Tenant shall give Landlord notice of the necessity for such repairs and provided that the necessity for such repairs shall not have arisen from nor shall have been caused by Tenant's use or the negligence or willful acts of Tenant, its agents, officers, employees, licensees, invitees or contractors, and the like.

          B. All repairs to the Demised Premises or any installations, equipment or facilities therein, other than those repairs required to be made by Landlord, shall be made by Tenant at its expense. (Landlord shall cause certain repairs and maintenance to be done, on Tenant's behalf and as Tenant's agent, for which Tenant shall remain responsible and for which Tenant shall pay, such as capital improvements which are to be amortized and those due to Tenant's or its agents negligence, the latter of which remain the sole responsibility of Tenant). Without limiting the generality of the foregoing, Tenant shall keep the interior of the Demised Premises, together with all electrical, plumbing and other mechanical installations therein, in good order and repair and shall make all replacements from time to time required thereto at its expense; Tenant will not overload the electrical wiring serving the Demised Premises or within the Demised Premises, and will install at its expense, any additional electrical wiring which may be required in connection with Tenant's apparatus. Any damage or injury sustained by any person because of mechanical, electrical, plumbing or any other equipment or installations whose maintenance, repair or cost shall be the responsibility of Tenant, shall be paid for by Tenant, and Tenant shall indemnify and hold Landlord harmless from and against all claims, actions, damages and liability in connection therewith, including but not limited to, attorneys' and other professional fees, and any other costs which Landlord might reasonably incur (as Additional Rental).

          C. Tenant shall repair promptly, at its expense, any damage to the Demised Premises, and, upon demand, shall reimburse Landlord (as Additional Rental) for the cost of the repair of any damage elsewhere in the building in which the Demised Premises is located, caused by bringing into the Demised Premises any property for Tenant's use, or by the installation or removal of such property regardless of fault or by whom such damage shall be caused (unless caused solely by Landlord, its agents, employees or contractors), and in default of such repairs by Tenant, at the expiration of five (5) days after notice to Tenant, Landlord may make or cause the same to be made and Tenant agrees to pay to Landlord promptly upon Landlord's demand, as Additional Rental, the cost thereof.

          D. Tenant shall be responsible for and shall pay to Landlord, upon demand and as Additional Rental, all reasonable attorneys', architectural, engineering and other professional fees and expenses incurred with respect to any and all review and approval regarding Tenant's repairs to the Demised Premises.

          E. Subject to the limitations set forth elsewhere in this Lease, excepting for Landlord's negligence or willful misconduct, Landlord shall not be liable by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations, additions or improvements in or to the Demised Premises or the building in which the Demised Premises is located, or to any appurtenances or equipment therein. There shall be no abatement of Rental because of such repairs, alterations, additions or improvements.

     23. Tenant, at its sole cost and expense, shall comply with and shall cause the Demised Premises to comply with (i) all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations and ordinances affecting the Demised Premises, or any part thereof, or the use thereof, including those which require the making of any structural, unforeseen or extraordinary changes, whether or not any such statutes, laws, rules, orders, regulations or ordinances which may hereafter be enacted involve a change of policy on the part of the governmental body enacting the same; and (ii) all rules, orders and regulations of the National Board of Fire Underwriters of Landlord's fire insurance rating organization or other bodies exercising similar functions in connection with the prevention of fire or the correction of hazardous conditions which apply to the Demised Premises. Landlord, at its sole cost and expense, shall comply with all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations and ordinances affecting the Common Areas.

     24. It is understood and agreed that the Tenant shall provide its own janitorial service for the Demised Premises.

     25. Tenant represents that in the negotiation of this Lease it dealt with no real estate broker or salesman except NONE. Tenant hereby agrees to indemnify Landlord and hold it harmless from any and all losses, damages and expenses arising out of any inaccuracy or alleged inaccuracy of the above representation, including court costs and attorneys' fees. Landlord shall have no liability for brokerage commissions arising out of a sublease by Tenant and Tenant shall and does hereby indemnify Landlord and hold Landlord harmless from any and all liability for brokerage commissions arising out of any such sublease. Landlord shall pay the commissions of N/A pursuant to separate agreement.

     26. No rights are to be conferred upon the Tenant until this Lease has been signed by the Landlord and an executed copy of the Lease has been delivered to the Tenant.

     27. The foregoing rights and remedies are not intended to be exclusive, but as additional to all rights and remedies the Landlord would otherwise have by law.

     28. All of the terms, covenants and conditions of this Lease shall inure to the benefit of and be binding upon the respective heirs, executors, administrators and assigns of the parties hereto.

     29. Tenant and Landlord agree that any failure of the other to insist upon strict observance of any term, condition or covenant of this Lease in any one or more instances, shall not constitute nor be deemed a waiver at that time or thereafter of such or any other term, condition or covenant in this Lease.

     30. This Lease and obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in nowise be affected, impaired or excused because Landlord is unable to supply or is delayed in supplying any service, utility, equipment or fixtures if Landlord is prevented or delayed from so doing by reason of governmental pre-emption in connection with any national emergency declared by the President of the United States or in connection with any rules, orders or regulations of any department or sub-division thereof of the conditions of supply and demand which have been or are affected by such national emergency.

     31. This Lease and the rights and obligations of the parties hereunder shall be construed in accordance with the internal laws of the State of New Jersey applicable to leases made and to be performed in the State of New Jersey without regard to principles of conflict of law.

     32. The authorization of the Permitted Use of the Demised Premises for the purposes set forth herein does not constitute a representation or warranty by Landlord that any particular use of the Demised Premises is now or shall continue to be permitted under applicable laws or regulations.

     33. Tenant has requested that Landlord perform certain work at the Demised Premises ("Landlord's Work"), which work is set forth on Schedule C annexed hereto and made a part hereof (Schedule C consists of the pertinent portions of Landlord's letter of May 9, 2005) for which Landlord has received from the Township of Hopewell a Certificate of Approval dated April 13, 2005. The cost of Landlord's Work to date totals $63,326.17 ("Landlord's Work Cost"). Tenant shall pay the sum of $20,000.00 to Landlord upon execution of the within Lease. The balance of $43,326.17 plus interest at six (6%) percent per annum shall be paid by Tenant to Landlord in thirty-six (36) equal monthly installments of $1,275.72 commencing with Tenant's first monthly installment of Rental hereunder. In the event Tenant is in default under the Lease, whether monetary or non-monetary, then and in such event, the total remaining balance of Landlord's Work Cost shall immediately become due, owing and payable to Landlord and shall constitute Additional Rental hereunder.

     34. RIGHT OF FIRST REFUSAL:

          In the event Landlord intends to sell the building in which the Demised Premises is located to a third party, Tenant shall be granted a continuous Right of First Refusal for the purchase of the building, such Right of First Refusal subject to and conditioned upon Tenant being in actual occupancy of the Demised Premises and Tenant not being in default of any monetary or non-monetary terms, covenants, conditions and provisions of this Lease. Tenant shall execute and deliver to Landlord a written exercise of the Right of First Refusal, which must be delivered within seven (7) calendar days of receipt of Landlord's written notice of the proposed sale of the building, time specifically and expressly hereby being made of the essence for Landlord receipt of Tenant's written exercise of the Right of First Refusal. The notice of Right of First Refusal to Tenant shall contain the purchase price and such other terms Landlord is requiring of such third party. Tenant's failure to timely respond to Landlord's notice shall conclusively deemed to be a waiver by Tenant of its Right of First Refusal for said transaction. Any transaction consummated by Landlord shall be upon substantially the same terms and conditions as set forth in Landlord's notice. Specifically excluded from this Right of First Refusal is any intra-family transfer or any transfer to an affiliate of the Landlord.

     35. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted.

     36. This writing is intended by the parties as a final expression of their agreement and as a complete and exclusive statement of the terms thereof; all negotiations, considerations and representations between the parties have been incorporated herein. No course of prior dealings between the parties or their officers, employees, agents or affiliates shall be relevant or admissible to supplement, explain, or vary any of the terms of this Lease. Acceptance of, or acquiescence in, a course of performance rendered under this or any prior agreement between the parties or their affiliates shall not be relevant or admissible to determine the meaning of any of the terms of this Lease. No representations, understandings, or agreements have been made or relied upon in the making of this Lease other than those specifically set forth herein. This Lease can be modified only by a writing signed by the party against whom the modification is enforceable.

     37. Concurrent with the execution of the within Lease, Tenant's leasehold under a certain Lease Agreement, dated September 15, 2004, shall terminate.

     IN WITNESS WHEREOF, the said parties have hereto set their hands and seals the day and year first above written.

WITNESS/ATTEST:                         REED ROAD INDUSTRIAL PARK, LLC #1

/s/ (illegible)                         /s/ John Lovero Jr.
-------------------------------------   ----------------------------------------
                                        JOHN LOVERO, JR., MANAGER


                                        OCEAN POWER TECHNOLOGIES, INC.


/s/ Charles F. Dunleavy                 BY: /s/ George W. Taylor
-------------------------------------       ------------------------------------
SECRETARY                                   PRESIDENT

                                   ADDENDUM A

     Total leased area: 8,747 square feet office

                        10,388 square feet warehouse

                        2,225 square feet mezzanine

     Measurements are included to center of walls when adjacent to other Tenants; when outside walls, measurements shall be taken from outside walls.

     The following are conditions that Landlord and Tenant shall abide by:

     The installation and replacement of any carpets, vinyl, or any other floor coverings, as well as shades or blinds, shall be supplied and installed at Tenant's cost;

     After the installation of heating and cooling equipment, Tenant shall have units serviced as required (suggest a service policy by mechanical installer);

     If, at the expiration of three (3) years, Tenant shall require any interior painting or repairs, Landlord shall provide Tenant with a work order sheet reflecting the cost for such painting or repairs, and Tenant shall pay to Landlord the cost thereof upon completion;

     Any light bulbs, additional lighting receptacles or switches, if required, shall be billed to Tenant;

     A dumpster shall be supplied and paid for by Tenant, the container shall never be overfilled and no debris shall be left loose. The Demised Premises shall be kept clean at all times.

     Landlord shall provide Tenant with one (1) set of keys; Tenant shall obtain additional keys, at its sole cost and expense, if needed;

     Tenant shall provide his own janitorial services for the Demised Premises;

     Tenant shall not have the right to have any vehicles parked outside of building after business hours except to park opposite its own door or inside that leased area. No vehicle other than their business cars or trucks shall be parked inside or around premises. No personal cars, trailers, motorcycles, bicycles, etc., shall be left in or on premises;

     Any additional work required by Tenant shall first be approved with a work order sheet, executed by both Landlord and Tenant, with payment in full by Tenant to landlord upon completion of such additional work;

     Landlord is not responsible for any excessive loads stored on mezzanine. The recommended load would be 70 pounds per sq. ft. The Architectural Plans denote that the recommended load for concrete flooring equals 3,000 pounds per square foot.

WITNESS/ATTEST:                         REED ROAD INDUSTRIAL PARK, LLC #1

/s/ (illegible)                         /s/ John Lovero Jr.
------------------------------------    ----------------------------------------
                                        JOHN LOVERO, JR., MANAGER


                                        OCEAN POWER TECHNOLOGIES, INC.


/s/ Charles F. Dunleavy                 BY: /s/ George W. Taylor
-------------------------------------       ------------------------------------
SECRETARY                                   PRESIDENT

                                   ADDENDUM B

                                Sprinkler System

     Tenant shall be responsible for providing adequate heating and constant insulation in all areas of its space to protect the wet pipe fire sprinkler system from freezing or damage from extreme low temperatures, and/or physical damage.

     Tenant must obtain insurance to cover the total value of all material, supplies, and equipment; and shall file a Certificate of Insurance for the amount of coverage on all personal or corporate materials, supplies, and equipment in Tenant's areas for fire, vandalism, theft, and any damage from sprinkler system (water damage) if sprinklers are activated due to fire, freezing or any other reason.

     Notwithstanding anything to the contrary in this Lease, Landlord shall replace, when and if necessary, at its expense, the wet pipe fire sprinkler system; provided the replacement is not due to Tenant's negligence, fit-out, improvements or Tenant's use. Any and all maintenance and repairs shall remain the sole responsibility of Tenant.

WITNESS/ATTEST:                         REED ROAD INDUSTRIAL PARK, LLC #1

/s/ (illegible)                         /s/ John Lovero Jr.
-------------------------------------   ----------------------------------------
                                        JOHN LOVERO, JR., MANAGER


                                        OCEAN POWER TECHNOLOGIES, INC.


/s/ Charles F. Dunleavy                 BY: /s/ George W. Taylor
-------------------------------------       ------------------------------------
SECRETARY                                   PRESIDENT

                                   SCHEDULE A

                                DEMISED PREMISES

                                   SCHEDULE B

                                     RENTAL

            OFFICE SQUARE   WAREHOUSE SQUARE   MEZZANINE SQUARE
SUITE NO.      FOOTAGE           FOOTAGE           FOOTAGE
---------   -------------   ----------------   ----------------
  101A          3,032             4,028                  0
  102A            500             1,500                  0
  103A          1,400               600              1,400
  102B          2,450             1,250                525
  103B          1,365             3,010                300
                -----            ------              -----
  TOTAL         8,747            10,388              2,225
                =====            ======              =====

     The Annual Rental for the First through and including the Fourth Lease Year shall be as set forth below, commencing effective May 1, 2005:

               OFFICE RENTAL CALCULATED AT $12.50 PER SQUARE FOOT
              WAREHOUSE RENTAL CALCULATED AT $6.50 PER SQUARE FOOT
 NO RENTAL ON MEZZANINE SPACE (PROVIDED USED SOLELY FOR LIGHT STORAGE SUBJECT TO MUNICIPAL ZONING CODE AS A PERMITTED USE; IF NOT, WILL BE ABANDONED BY TENANT.
                           TENANT SHALL NOT OVERLOAD.)

OFFICE RENTAL:         $109,337.50
WAREHOUSE RENTAL:      $ 67,522.00
                       -----------
TOTAL ANNUAL RENTAL:   $176,859.50 ($14,738.29 PER MONTH)

                                ADDITIONAL RENTAL

        19,135 SQUARE FEET ESTIMATED @ $3.48 PER SQUARE FOOT = $66,589.80 ($5,549.15 PER MONTH) (THIS AMOUNT IS SUBJECT TO ANNUAL INCREASES BASED UPON
          ACTUAL TRIPLE NET COSTS, DEFINED HEREIN AS ADDITIONAL RENTAL)

Tenant's proportionate share of Additional Rental is defined as that fraction, the numerator of which is the rentable area of the Demised Premises and the denominator of which is the total rentable area in the Building known as Reed Road Industrial Park, Township of Hopewell, County of Mercer, State of New Jersey. Tenant's present proportionate share is 87%.

    TOTAL MONTHLY PAYMENT OF ANNUAL RENTAL AND ADDITIONAL RENTAL = $20,287.44

     The Annual Rental for the Fifth Lease Year shall be the greater of (a) $203,921.00 ($15.00 per square foot for office space and $7.00 per square foot for warehouse area), or (b) the Annual Rental in effect at the expiration of the Fourth Lease Year ($176,859.50) plus the percentage of increase, if any, in the Consumer Price Index, computed as follows:

     A. There shall be compared the Consumer Price Index for All Urban Consumers, New York, N.Y. - Northeastern New Jersey Local Area, All Items, published by the Bureau of Labor Statistics, Revised Consumer Price Index, effective January, 1987 (1982-84 = 100) (the Index) for the first month of the Fifth Lease Year with the first month of the First Lease Year. The percentage of increase in such Index for the first month of the Fifth Lease Year over the first month of the First Lease Year shall be the percentage of increase in the Index for the purpose of determining the increase in the Annual Rental payable during the Fifth Lease Year of this Lease.

     B. It is understood and agreed that in the event the Index figure required to make the foregoing comparison shall not be published for the particular month when the same shall be applicable, then the like Index figure published in any preceding month shall be used provided such figure is published within three (3) months of the month required in accordance with the foregoing. In the event that the applicable Index figure is not published within three (3) months of the required month or if such figure or the entire Index shall become unavailable by reason of discontinuance of publication or any other reason, then in any such event, the parties shall agree on an equivalent and substituted Consumer Price Index to be applied in the same manner as herein provided.

     C. The parties covenant and agree that as soon as the Index figure for the first month of the Fifth Lease Year of this Lease is published they will set forth such figure in writing signed by both parties; and thereafter, when the figure is published for any succeeding month to be used for comparison as hereinabove provided, they will likewise set forth such figure in writing signed by both parties. The failure to set forth such figures in writing shall not diminish Tenant's obligations hereunder.

     D. The Annual Rental for the Sixth, Seventh and Eighth Lease Years shall be the Annual Rental in effect at the expiration of the prior Lease Year plus the percentage of increase, if any, in the Consumer Price Index, computed as set forth above using the applicable Lease Years. In no event shall the Annual Rental be less than that in effect for the prior Lease Year.

                                   SCHEDULE C

                                 LANDLORD'S WORK

Architectural Drawings:

Because of the extensive nature of design time and electrical lay-out, the cost of architectural work exceeded normal allowance: (HVAC design work supplied by HVAC contractor);

Allowance                                     $    1,500.00

   Actual: client meetings
           initial design drawings
           research International
           Building Codes;
           drawing revisions, final
           corrections and plot drawings;
           construction drawings for
           permit;                                 4,132.00
                                              -------------
           Additional cost                    $    2,632.00
           15% overhead & profit                     394.80
                                              -------------
Total Extra                                                   $  3,026.80

NOTE: original field data work and existing
   "as-built" drawing is by Landlord and is not part of these figures;

HVAC Extras:
Basic HVAC for new office areas
   by Landlord;
Additional work by Tenant includes:
   Two-zone system to separate new
      conference/lecture room (#3), and
      cubicle area with thermostat,
      dampers, control board, etc.;           $    2,290.00
300 cfm exhaust fan in Conference Room
   #3 with duct and speed control;                   625.00
Re-do existing warehouse #3 (Old
   Neumed) air conditioning system
   including cutting, relocating and
   extending duct work to unit #2
   (Old Auxiliary warehouse);                      2,690.00
                                              -------------
Additional cost                               $    5,600.00
15% overhead & profit                                840.00
                                              -------------
   Total Extra                                                $  6,440.00

Conference Room #3 Extras:
   Wood floor:
      2x4 pressure-treated joists;
         3/4" tongue & groove sturd-i-floor
         plywood;                             $    1,735.00

New window:
Remove existing steel door and frame;
   Re-frame for new window;
   Exterior stucco work and sill;
   New Andersen vinyl-clad window;
   (Insulation, sheetrock, trim, and paint
   by Landlord);                                   1,647.00

Kitchenette:
   Frame walls and ceiling; Sheetrock;
      Door and trim - 4/8 x 6/8 birch
      veneer double door unit with
      hardware;

Cabinets:
One 24" sink base;
   One 12" drawer base;
   One 24" open refrigerator space;
   One 12" x 15" x 36" wall cabinet;
   One 12" x 30" x 24" wall cabinet;
   Refrigerator supplied and installed;       $    1,810.00
Conceal septic emergency equipment
   including framing, sheetrock, access
   panel and paint (prime only);                     345.00

Electric:
Two hi-hat fixtures and one switch;
   One GFCI outlet;
   One refrigerator circuit;                         450.00
Four floor outlets located by Tenant
   with conduit supplied for computer,
   security, telephone, etc. people to use;        1,400.00
Room lighting allowance -eight 2x4
   prismatic lights replaced with six 2x4
   parabolic lense units 12 hi-hat units;          1,368.00
Four three-way dimmers, and additional
   three outlets above normal                        252.00

Plumbing:
Drill through existing block wall into
   old kitchen cabinet and tie into waste
   and water lines as needed for new bar
   sink; New bar sink with faucets;                  640.00

Crown mold:

Three piece stained to match existing
   Conference Room;                                1,275.00
                                              -------------
Additional cost                               $   10,907.00
15% overhead & profit                              1,636.00
                                              -------------
Total Extra                                                   $ 12,543.00

Existing Cable Bracing:
Remove existing steel cable bracing and
   install in new location to allow for
   future access opening from original OPT
   space to new warehouse #2;                                      865.00
Enlarge existing access from warehouse
   #1 to warehouse #2 including cutting
   out block wall and install triple
   concrete lintel; demolition of block
   work, 2x pressure-treated jambs; new
   concrete ramp; clean and remove all
   debris from site;                                             1,495.00
Cut back already existing wood Handicap
   ramp into new cubicle area;                                     175.00

Conference Room #1:
New window: Remove existing steel entry
   door and frame; Re-frame wall for new
   window; Stucco exterior of wall and set
   sill;
   New Andersen window;
   Patch insulation, sheetrock and trim to
   match existing;                            $    1,650.00
Frame around existing electrical panel
   and septic safety equipment and
   fabricate and install access panel;
   painting includes only prime coat on
   all new work;                                     345.00
   Total Extra                                                   2,295.00

Doors #2 and #6:
Openings cut, framed and doors
   installed; and ramp installed as per
   plan;                                                      By Landlord

Door #9:
Cut, framed, and door installed
   complete;                                                  By Landlord

Four vision panels supplied, installed
   and painted in interior doors, and one
   10" x 10" vision panel installed in
   Conference Room door;                                      $    818.00

Carpeting:
New offices:
Allowance - 225 yds. at $20/yd.               $    4,500.00
Actual cost                                        5,384.80
                                              -------------
   Extra                                             884.80
Original OPT front office in 4/04
   carpeting replaced; demo and removal by
   Landlord; new carpet allowance - 27
   yds. at $20/yd.;                           $      540.00
Actual cost                                          899.52
                                              -------------
   Extra                                             359.99
VCT to replace carpet in hall way
   leading from warehouse #4 to Conference
   Room #1:
   Allowance for carpet - 20 yds. at
   $20/yd.;                                   $      400.00
VCT cost;                                            500.00
                                              -------------
   Extra                                             100.00
   Total                                      $    1,343.80
   15% overhead & profit                             201.57
                                              -------------
   Total Extra                                                   1,545.37

Demolition:
Demo of existing full height tenant
   separation wall and two existing work
   rooms including electric and HVAC demo
   as needed; and removal of all debris
   from site (floor and wall clean up by
   Landlord);                                                 $  3,220.00

Electrical Extras:
New 200 amp. Outlet as per letter dated
   December 22, 2004, less credit for
   repair work as work was less than
   anticipated (NOTE: 15% overhead &
   profit included in this number);           $   22,750.00

Temporary and final hook-up for fork
   lift charger;                              AT LATER DATE
Four 20 amp./ 208 volt, three-phase
   unfused disc switch;                              600.00
One 200 amp., 208 volt, three- phase
   circuit breaker panel with 100 amp.,
   208 volt, three- phase outlet instead
   of 200 amp. Outlet;                             1,500.00
One ceiling outlet in warehouse #3;                  150.00
One stairwell fixture with switch;                   370.00
Four paddle fans installed;                        1,400.00
Building sign circuit with timer from
   Owner's panel;                                    650.00
Additional 20 amp., 120 volt
   outlets in:
Warehouse #1-5
Warehouse #2-8
Warehouse #3-4                                     1,700.00
Additional outlets and switches (above
   standard allowance) for cubicle area;
   Six outlets; 5 switches, 2 GFCI
   outlets;                                          720.00
                                              -------------
                                              $    7,090.00
                                              -------------
15% overhead & profit                         $    1,063.00
                                              -------------
   Total Extra                                                $ 30,903.00
                                                              -----------
Total Extras                                                  $ 63,326.17